Exhibit 99.1

Sunny Holcomb

(914) 288-8100

ACADIA REALTY TRUST REPORTS FIRST QUARTER 2020 OPERATING RESULTS

RYE, NY (May 5, 2020) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended March 31, 2020. All per share amounts are on a fully-diluted basis.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), through which the Company owns and operates retail assets in the nation’s most dynamic corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income, funds from operations ("FFO") and net property operating income ("NOI") which were impacted due to the COVID-19 Pandemic (see “COVID-19 Pandemic Update” section that follows).

Highlights

•	Earnings: Other than the impacts from the COVID-19 Pandemic, earnings were on target with initial expectations:
o

GAAP loss per share of $(0.10), inclusive of impairment charges on real property within the Funds of $0.14 per share and FFO per share of $0.30 for the first quarter, which includes $0.04 of credit loss and straight-line rent reserves, primarily associated with the COVID-19 Pandemic

•

Core Portfolio Operating Results: Decrease in same-property NOI of -1.4% for the first quarter primarily as a result of credit loss reserves of approximately 300 basis points associated with the COVID-19 Pandemic

•	Leasing Progress: Executed 42 new and renewal leases in the Core and Fund portfolios during the first quarter, including key street locations in Rush and Walton in Chicago and Greenwich, Connecticut
•	Balance Sheet and Liquidity:

Core Portfolio

o	No material scheduled Core debt maturities until 2023, inclusive of extension options nor material capital commitment obligations

Fund Portfolio

o	Completed a $15.3 million Fund IV disposition subsequent to March 31, 2020
o	No material secured or unsecured debt maturities in 2020, inclusive of extension options
o	No material construction or development commitments
o	Approximately $150 million available under its credit facilities as of March 31, 2020
o	Fund V has 40% of future acquisition capacity (approximately $600.0 million on a leveraged basis) remaining to invest

“We are grateful to all our front-line responders and essential businesses that are staying open to serve their communities during this crisis. As we continue to navigate through the uncertainty resulting from the COVID-19 pandemic, we remain confident that our strong balance sheet and enhanced liquidity position provides us with the flexible financial ability needed during this challenging time,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “We have seen the paramount importance of physical stores and remain optimistic that our best in class locations will prove to be resilient.”

COVID-19 PANDEMIC UPDATE

The onset of the COVID-19 Pandemic in the United States significantly decreased consumer activity. In early March, Acadia was able to successfully transition to working remotely and continue its business operations, while protecting the safety and health of its employees.

As a result of “shelter-in-place” or “stay-at-home” orders, mandatory business shutdowns and social distancing practices, certain retailers across the country were forced to cease or decrease operations throughout the months of March, April and May-to-date. Certain retail tenants within the Company’s portfolio have been permitted to continue operating at full or decreased capacity, while other tenants have been directed to temporarily decrease or close operations for an indeterminate period to protect their employees, consumers and communities from the spread of the virus. A significant number of Acadia’s stores in the following cities were forced to close on the following dates: California (March 19), Chicago (March 21), New York (March 23), Boston (March 24) and Washington D.C. (March 30).

The Company’s first quarter metrics were on track until the pandemic struck. Additional reserves were taken as a cautious measure as businesses began to suspend their operations.

The Company continues to have active discussions with existing and potential new tenants for new and renewed leases. However, the uncertainty relating to the COVID-19 Pandemic has slowed the pace of leasing activity and could result in higher vacancy than the Company otherwise would have experienced, a longer amount of time to fill vacancies and potentially lower rental rates. While Acadia anticipates these disruptions to be temporary, the Company’s revenues, results of operations, financial condition, and liquidity, potentially for the full year 2020, are likely to be adversely impacted.

April Collections

To date, 38% of the Core portfolio (based upon revenues) is essential and/or operating and the Company has collected over 50% of April rents and billed recoveries. Within the Fund portfolio, 41% of the Fund portfolio (based upon revenues) is essential and/or operating and the Company has collected over 50% of April rents and billed recoveries to date. Please refer to the supplemental information package for more details on the Company’s website under Investors. The portfolio statistics in the supplemental information package are as of April 30, 2020, and to the best of Acadia’s knowledge.

Dividend

Due to the economic uncertainties, the Company’s Board of Trustees has suspended distributions on its common shares and units beginning in the second quarter of 2020. The Board of Trustees has not made any decisions regarding its dividend policy beyond the second quarter of 2020 and will closely monitor the Company’s financial performance and economic outlook and assess when to reinitiate an appropriate dividend to maintain compliance with its REIT taxable income requirements.

CONSOLIDATED FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of net income attributable to common shareholders to FFO attributable to common shareholders and operating income to NOI is included in the financial tables of this release.

Net Loss

Net loss attributable to common shareholders for the quarter ended March 31, 2020 was $(8.4) million, or $(0.10) per share, inclusive of (i) $12.4 million on a pro rata basis, or $0.14 per share attributable to impairment charges within the Funds and (ii) $4.2 million, or $0.05 per share, related to credit loss and straight-line rent reserves, primarily due to the COVID-19 Pandemic. Net income attributable to common shareholders for the quarter ended March 31, 2019 was $12.2 million, or $0.15 per share inclusive of $5.8 million, or $0.07 per share related to previously-announced accelerated tenant recaptures.

FFO

FFO for the quarter ended March 31, 2020 was $27.7 million, or $0.30 per share, inclusive of $4.2 million, or $0.04 per share, related to credit loss and straight-line rent reserves, primarily due to the COVID-19 Pandemic, compared to $34.7 million, or $0.39 per share, for the quarter ended March 31, 2019 inclusive of $5.8 million, or $0.07 per share related to previously-announced accelerated tenant recaptures.

CORE AND FUND PORTFOLIOS

Core Operating Results

The Company had a decrease in same-property NOI of -1.4% for the three months ended March 31, 2020 primarily as a result of credit loss reserves due to the COVID-19 Pandemic. Reflected in same-property NOI is a previously-announced vacancy at 11 East Walton in Chicago, a majority of which has been successfully re-leased.

The Core Portfolio was 93.1% occupied which includes tenants that may have been temporarily closed as of March 31, 2020 and 93.9% leased as of March 31, 2020 compared to 94.0% occupied and 94.8% leased as of December 31, 2019. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

The Company generated an increase in rent on a GAAP and cash basis of 36.9% and 35.7% on one conforming new lease signed during the quarter. During the first quarter, the Company generated an 11.8% increase in rent on a GAAP basis and was flat in rent on a cash basis, on six conforming new and renewal leases aggregating approximately 32,000 square feet.

Leasing Progress

Acadia signed 42 new and renewal leases in the Core and Fund portfolios during the first quarter.

o	The Company executed key street leases with Veronica Beard at 11 East Walton (Chicago, Illinois) and 252-264 Greenwich Avenue (Greenwich, Connecticut) post COVID-19 within the Core portfolio.
o	During the first quarter, the Company executed a new lease with Lidl at Frederick County Square (Frederick, Maryland) within the Fund portfolio.

In addition, subsequent to March 31, 2020, the Company has executed six new and renewal leases.

Core Acquisitions

As a culmination of previously-negotiated and announced transactions, during the three months ended March 31, 2020, the Company acquired $19.2 million of Core Portfolio properties as follows (amounts below are inclusive of transaction costs):

Soho, New York, NY. In January 2020, the Company acquired 37 Greene Street for $15.7 million. The Company now owns six contiguous buildings on Greene Street.

Lincoln Park, Chicago, IL. In February 2020, the Company acquired 917 W Armitage Avenue for $3.5 million. The Company now owns 12 buildings (seven of which are contiguous) on W Armitage Avenue.

Given the impact of the COVID-19 Pandemic on the markets where Acadia’s properties are located, the Company anticipates a reduction in acquisition and disposition activity during the second quarter and potentially for the remainder of 2020.

STRUCTURED FINANCING INVESTMENT

As previously announced, in January 2020, the Company funded a $54.0 million loan on a mixed-use redevelopment in Sunset Park Brooklyn, New York.

BALANCE SHEET AND LIQUIDITY

Core Portfolio

As previously announced, there are no material scheduled Core debt maturities until 2023 (inclusive of extension options subject to customary conditions).

During the quarter, prior to the mandatory closure of non-essential businesses, the Company repurchased 1.2 million of its shares totaling $22.3 million at a weighted average price per share of $18.29.

Fund Portfolio

Subsequent to March 31, 2020, Fund IV completed the disposition of Colonie Plaza in Albany, New York, a property within the Northeast Grocery Portfolio for $15.3 million and repaid the property’s $11.6 million mortgage. During its ownership, the Fund stabilized the asset through tenant lease extensions and by securing attractive financing. The Company does not report return metrics for partial sales of portfolio transactions but expects to report a gain related to the disposition in the second quarter.

During the quarter ended March 31, 2020, two properties (Wake Forest Crossing and Lincoln Place) within Fund IV exercised options to extend their mortgages by one year to 2021. Subsequent to March 31, 2020, the Fund V subscription line was extended by one year to 2021.

As previously announced, there are no material secured or unsecured debt maturities in 2020, inclusive of extension options (which are subject to customary conditions). There was approximately $150.0 million available under Fund credit facilities as of March 31, 2020.

Fund V has $208.0 million of acquisition capital remaining to reinvest (approximately $600.0 million on a leveraged basis) as opportunities arise.

2020 GUIDANCE

As previously announced, Acadia withdrew its full-year 2020 guidance due to the economic uncertainty resulting from the COVID-19 Pandemic. The Company is not providing updated 2020 guidance at this time.

CONFERENCE CALL

Management will conduct a conference call on Wednesday, May 6, 2020 at 12:00 PM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:

Date:            Wednesday, May 6, 2020

Time:           12:00 PM ET

Dial#:         844-309-6711

Passcode:     “Acadia Realty” or “5296442”

Webcast (Listen-only):  www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:

Dial#:            855-859-2056

Passcode:      “5296442”

Available Through:     Wednesday, May 13, 2020

Webcast Replay:      www.acadiarealty.com under Investors, Presentations & Events

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - Core and Fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) economic, political and social uncertainty surrounding the COVID-19 pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to large and small businesses, including the Company’s tenants, that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, as well as individuals adversely impacted by the COVID-19 pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of the Company’s retail tenants recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (d) to the extent we were seeking to sell properties in the near term, significantly greater uncertainty regarding our ability to do so at attractive prices, (e) the potential adverse impact on returns from development and redevelopment projects, and (f) the broader impact of the severe economic contraction and increase in unemployment that has occurred in the short term and negative consequences that will occur if these trends are not quickly reversed; (ii) the ability and willingness of the Company’s tenants (in particular its major tenants) and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; (iii) macroeconomic conditions, such as a disruption of or lack of access to the capital markets; (iv) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (v) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (vi) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Interbank Offered Rate after 2021; (vii) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (viii) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (ix) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (x) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) uninsured losses; (xiv) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology during the COVID-19 pandemic; and (xvi) the loss of key executives. The risks described above are not exhaustive and additional factors could adversely affect the Company’s business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in the events, conditions or circumstances on which such forward-looking statements are based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)

(dollars and Common Shares in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenues
Rental income	$70,457	$73,188
Other	963	797
Total revenues	71,420	73,985

Operating expenses
Depreciation and amortization	33,377	30,333
General and administrative	9,070	8,323
Real estate taxes	10,447	9,603
Property operating	13,320	11,532
Impairment charges	51,549	—
Total operating expenses	117,763	59,791

Gain on disposition of properties	—	2,014
Operating (loss) income	(46,343)	16,208

Equity in earnings of unconsolidated affiliates	1,255	2,271
Interest income	2,929	2,270
Other expense	(530)	—
Interest expense	(18,302)	(17,859)
(Loss) income from continuing operations before income taxes	(60,991)	2,890
Income tax benefit	952	46
Net (loss) income	(60,039)	2,936
Net loss attributable to noncontrolling interests	51,625	9,261
Net (loss) income attributable to Acadia	$(8,414)	$12,197

Less: net income attributable to participating securities	—	(68)
Net (loss) income attributable to Common Shareholders - basic and diluted earnings per share	$(8,414)	$12,129

Weighted average shares for diluted earnings and (loss) per share	86,972	82,037

Net (loss) per share - basic, Net earnings per share - basic and diluted (b)	$(0.10)	$0.15

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net (Loss) Income to Funds From Operations (a, c)

(dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019

Net (loss) income attributable to Acadia	$(8,414)	$12,197

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	24,088	21,999
Impairment charge (net of noncontrolling interests' share)	12,400	—
Gain on disposition of properties (net of noncontrolling interests' share)	—	(384)
(Loss) income attributable to Common OP Unit holders	(462)	795
Distributions - Preferred OP Units	126	135
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$27,738	$34,742

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	86,972	82,033
Weighted-average OP Units outstanding	5,189	5,215
Assumed conversion of Preferred OP Units to common shares	465	499
Assumed conversion of LTIP units and restricted share units to common shares	159	222
Weighted average number of Common Shares and Common OP Units	92,785	87,969

Diluted Funds from operations, per Common Share and Common OP Unit	$0.30	$0.39

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating (Loss) Income to Net Property Operating Income (“NOI”) (a)

(dollars in thousands)

	Three Months Ended March 31,
	2020	2019

Consolidated operating (loss) income	$(46,343)	$16,208
Add back:
General and administrative	9,070	8,323
Depreciation and amortization	33,377	30,333
Impairment charge	51,549	—
Less:
Above/below market rent, straight-line rent and other adjustments	(1,369)	(9,299)
Gain on disposition of properties	—	(2,014)
Consolidated NOI	46,284	43,551

Noncontrolling interest in consolidated NOI	(14,298)	(12,978)
Less: Operating Partnership's interest in Fund NOI included above	(3,595)	(3,503)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (d)	6,346	6,595
NOI - Core Portfolio	$34,737	$33,665

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(dollars in thousands)

	As of
	March 31, 2020	December 31, 2019
ASSETS
Investments in real estate, at cost
Land	$756,833	$756,297
Buildings and improvements	2,919,357	2,914,165
Construction in progress	6,659	13,617
Right-of-use assets - finance leases	102,050	102,055
Right-of-use assets - operating leases	59,386	60,006
	3,844,285	3,846,140
Less: Accumulated depreciation and amortization	(513,242)	(490,227)
Operating real estate, net	3,331,043	3,355,913
Real estate under development	237,831	253,402
Net investments in real estate	3,568,874	3,609,315
Notes receivable, net	173,159	114,943
Investments in and advances to unconsolidated affiliates	294,195	305,097
Other assets, net	179,043	190,658
Cash and cash equivalents	23,404	15,845
Restricted cash	14,212	14,165
Rents receivable	52,251	59,091
Total assets	$4,305,138	$4,309,114

LIABILITIES
Mortgage and other notes payable, net	$1,170,622	$1,170,076
Unsecured notes payable, net	480,658	477,320
Unsecured line of credit	174,700	60,800
Accounts payable and other liabilities	425,330	371,516
Dividends and distributions payable	26,811	27,075
Distributions in excess of income from, and investments in, unconsolidated affiliates	15,457	15,362
Total liabilities	2,293,578	2,122,149
Commitments and contingencies
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 shares, issued and outstanding 85,989,836 and 87,050,465 shares, respectively	86	87
Additional paid-in capital	1,686,794	1,706,357
Accumulated other comprehensive loss	(85,715)	(31,175)
Distributions in excess of accumulated earnings	(166,701)	(132,961)
Total Acadia shareholders’ equity	1,434,464	1,542,308
Noncontrolling interests	577,096	644,657
Total equity	2,011,560	2,186,965
Total liabilities and equity	$4,305,138	$4,309,114

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)

For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

(b)

Diluted earnings and (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares. The effect of the conversion of common units of partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the “Operating Partnership” of the Company, is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.

(c)

The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income (loss) that are not indicative of the operating performance, such as gains (losses) from sales of real estate property, depreciation and amortization, and impairment of real estate property. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of real estate property, plus depreciation and amortization, impairment of real estate property, and after adjustments for unconsolidated partnerships and joint ventures.

(d)

The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Fund’s operating agreement. Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds.